Exhibit 99.2

Long Table Growth Corp. Announces Closing of $172.5 Million Initial Public Offering Including Exercise of Underwriters’ Over-Allotment Option in Full

DALLAS, TX, June 05, 2026 (GLOBE NEWSWIRE) -- Long Table Growth Corp. (Nasdaq: LTGRU) (the “Company”) today announced the closing of its initial public offering of 17,250,000 units, which includes 2,250,000 units issued pursuant to the exercise by the underwriter of its over-allotment option in full, at a public offering price of $10.00 per unit. Each unit consists of one Class A ordinary share and one-half of one redeemable warrant, with each whole warrant exercisable to purchase one Class A ordinary share at a price of $11.50 per share.

The units are listed on The Nasdaq Global Market (“Nasdaq”) and commenced trading under the ticker symbol “LTGRU” on June 4, 2026. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “LTGR” and “LTGRW,” respectively.

Concurrently with the closing of the initial public offering, the Company closed on a private placement of an aggregate of 3,600,000 warrants at a price of $1.00 per warrant, resulting in gross proceeds of $3,600,000. Long Table Growth Sponsor LLC, the Company’s sponsor, purchased 3,600,000 private placement warrants. Each private placement warrant is exercisable to purchase one Class A ordinary share at a price of $11.50 per share. Of the proceeds received from the consummation of the initial public offering and the simultaneous private placement of warrants, $173,362,500 (or $10.05 per unit sold in the public offering) was placed in trust.

Long Table Growth Corp. is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination in any industry, sector or geographic region, it expects to target a prospective target business that fits within its management team’s historical areas of business expertise. The Company’s management team’s long track record includes varied investments across financial technology, property technology, industrial technology/infrastructure and energy transition.

Santander acted as the sole book-running manager for the offering.

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on June 3, 2026. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering was made only by means of a prospectus. Copies of the prospectus may be obtained from Santander US Capital Markets LLC, 437 Madison Avenue, New York, New York 10022, Attention: ECM Syndicate, by email at equity-syndicate@santander.us, by telephone at 833-818-1602 or by visiting the SEC’s website at www.sec.gov.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s search for an initial business combination and the anticipated use of the net proceeds of the initial public offering and simultaneous private placement. No assurance can be given that the net proceeds of the offering will be used as indicated, or that the Company will ultimately complete a business combination transaction. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

CONTACT

Investor Relations

ltp@longtablepartners.com